Exhibit 99.1

Stran & Company Completes Acquisition of T R Miller Co., Inc.

Brings elite clientele as well as state-of-the-art distribution and processing center

Quincy, MA / June 1, 2023 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the completion of its acquisition of the assets and business of T R Miller Co., Inc. (“T R Miller”), a branded merchandise company and industry leader with a history spanning more than 47 years. T R Miller’s unaudited revenue for its fiscal year ended 2022 was approximately $19 million.

Andy Shape, President and Chief Executive Officer of Stran, commented, “The acquisition of T R Miller marks a significant milestone for Stran as it once again illustrates our scalable, accretive and synergistic M&A strategy. T R Miller brings a deep bench of skilled employees, as well as a proven track record of delivering quality products, innovative ideas, and reliable services. We look forward to leveraging T R Miller’s established presence within the industry and deepening our relationships with their existing roster of elite clientele. Furthermore, with the addition of T R Miller’s 20,000 square-foot state-of-the-art decoration, fulfillment and distribution center, located in Walpole, Massachusetts, we expect to enhance our operational and fulfillment capabilities, which will help support our anticipated growth. We are proud to have now completed four acquisitions since the start of 2022, all of which bring meaningful and important attributes to the Company.”

Tom Miller, founder and Chief Executive Officer of T R Miller, added, “We are thrilled to become part of the Stran family as we believe Stran is home to great people and a strong culture with opportunities for significant growth. We are confident in our combined abilities to deliver on customer expectations given the synergies between the companies and I look forward to witnessing our accomplishments as a collective team.”

In connection with the acquisition, Mr. Miller will continue to be involved under a consulting agreement, along with Stacy Miller as Stran’s VP of Integration and Sales Development.

About Stran

Over more than 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com